SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DONNELLEY ENT SOL

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 7/01/98           76,500-           21.0000
                                 6/19/98           26,500            20.9775
          GAMCO INVESTORS, INC.
                                 7/01/98           22,800-           21.0000
                                 6/22/98           10,000-           20.8750
                                 6/22/98           20,000            20.8750
          GABELLI ASSOCIATES LTD
                                 7/01/98           60,000-           21.0000
          GABELLI ASSOCIATES FUND
                                 7/01/98          190,100-           21.0000
                                 7/01/98            4,900            20.8750



















          (1) THE DISPOSITIONS ON 7/1/98 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.